December 18, 2009


SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control




RE:	American Depositary
Shares evidenced by
One (1) American
Depositary Receipts
representing Four (4)
Ordinary Shares of
Lloyds TSB Group plc
(Form F-6 File No. 333-155168)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in name to Lloyds Banking Group plc of Four (4)
Ordinary share represented by one American
Depositary Share (the Ratio).

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with revised Par Value change for Lloyds Group plc.

The Prospectus has been revised to reflect the new Par Value and has been overstamped with:

Effective November 27, 2009 the
Companys Par Value changed from 25p
to 10p.

Please contact me with any questions or
comments at 212 815-8257

Robert Goad
Vice President
The Bank of New York Mellon - ADR Division
Encl.

CC: Paul Dudek, Esq. (Office of International
Corporate Finance)









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